Exhibit 5.1

                                  June 30, 1999




Think New Ideas, Inc.
45 West 36th Street
New York, New York 10018

Ladies and Gentlemen:

     We have acted as counsel for Think New Ideas, Inc. (the "Company") in connection with the filing of the registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Act") covering 871,142 shares of common stock, par value $.0001 per share, of the Company (the "Shares") and 810,835 shares of common stock issuable upon exercise of options and warrants (the "Option and Warrant Shares"), which Shares, options and warrants were issued pursuant to a Securities Purchase Agreement dated as of March 4, 1999 by and among the Company and the purchasers party thereto (the "Agreement").

     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and such other documents and records as we deemed necessary. We have assumed that as of the date of the issuance of this letter (i) the Registration Statement, and any amendments thereto, will have become effective; and (ii) the Shares have been and the Option and Warrant Shares will be issued in compliance with applicable federal and state securities laws.

     Based upon the foregoing, in our opinion, the Shares and the Option and Warrant Shares to be registered under the Registration Statement have been duly authorized for issuance by the Company, and upon issuance and delivery in accordance with the Agreement, the Shares and the Option and Warrant Shares will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Experts." In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.


                                       Very truly yours,

                                       AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.